Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Dividend Advantage Municipal Fund
333-59770, 811-09475

The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009 and October 13, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

 Common and MuniPreferred shares voting
together as a class
  MuniPreferred shares voting
 together as a class
To approve the elimination of the fundamental policy relating to tax-exempt securities.


   For
          14,144,101
                   5,177
   Against
            1,387,428
                      292
   Abstain
               743,289
                      164
   Broker Non-Votes
            3,923,765
                         -
      Total
          20,198,583
                   5,633



To approve the new fundamental policy
relating to tax-exempt securities.


   For
          14,184,633
                   5,191
   Against
            1,360,591
                      282
   Abstain
               729,594
                      160
   Broker Non-Votes
            3,923,765
                         -
      Total
          20,198,583
                   5,633



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014922.